Exhibits 8.1.2 and 23.1.2

June 25, 2010

ACE Securities Corp.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina  28211

Re:           ACE Securities Corp.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to ACE Securities Corp., a Delaware special purpose corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) relating to the proposed offering from time to time in one or more series (each, a “Series”) by one or more trusts of asset-backed certificates (the “Certificates”) and asset-backed notes (the “Notes”).  The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).  As set forth in the Registration Statement, each Series of Certificates is to be issued under and pursuant to the terms of a pooling and servicing agreement among the Company, as depositor, an independent trustee, a securities administrator and a sole servicer or master servicer, as applicable, and any other party thereto, each to be identified in the prospectus supplement for the related Series of Certificates.  Also as set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the terms of an indenture between a trust (the “Issuing Entity”) and an independent indenture trustee, each to be identified in the prospectus supplement for the related Series of Notes, which Issuing Entity is to be formed pursuant to a trust agreement between the Company and an owner trustee, also to be identified in such prospectus supplement.

As such counsel, we have examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company as we consider appropriate with regard to matters of fact.  In specific, as to all matters of fact, we have relied upon certificates of officers of the Company and of public officials, and have assumed the accuracy of those certificates.  In connection with this opinion, we have also examined the Registration Statement and the forms of prospectus and prospectus supplement included therein.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

ACE Securities Corp.
June 25, 2010

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the statements set forth in each form of prospectus and prospectus supplement under the heading “Material Federal Income Tax Considerations,” to the extent they constitute matters of law or legal conclusions with respect thereto, represent the opinion of Bingham McCutchen LLP, subject to the qualifications set forth in each form of prospectus and in each form of prospectus supplement.

Our opinion above is based upon our interpretations of current law, including the Internal Revenue Code of 1986, as amended, judicial decisions, administrative rulings and existing final and temporary Treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein.  This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein.  We also note that the prospectuses and the prospectus supplements do not relate to a specific transaction and, accordingly, the descriptions of Federal income tax consequences referred to above may require modification in the context of a subsequent transaction.  In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court.  Furthermore, our opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a contrary position.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm in each form of prospectus, under the heading “Material Federal Income Tax Considerations,” in each form of prospectus supplement relating to the issuance of Notes under the headings “Summary of Terms—Tax Status” and “Material Federal Income Tax Considerations,” and in each form of prospectus supplement relating to the issuance of Certificates under the heading “Material Federal Income Tax Considerations.” In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Act.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP

BINGHAM McCUTCHEN LLP